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                                                                  EXHIBIT 10.8.1



           ORBITAL COMMUNICATIONS CORPORATION 1992 STOCK OPTION PLAN

                        AMENDMENT DATED FEBRUARY 6, 1997



         Article IV of the ORBITAL COMMUNICATIONS CORPORATION 1992 Stock Option Plan shall be amended to increase the number of shares that may be optioned and sold under the Plan by deleting the first sentence of Article IV and replacing it with the following:

            "Subject to the following provisions of this Article IV, the maximum aggregate number of Shares that may be optioned an sold under the Plan is 900,000."